UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

RUSSELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5822	63-0180720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3330 Cumberland Blvd., Suite 800, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-8000

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Effective August 10, 2005, the employment of Jonathan R. Letzler, President and Chief Operating Officer of Russell Corporation (the “Company”), was terminated in connection with the Company’s decision to eliminate that position and flatten its organizational structure. Mr. Letzler’s Amended and Restated Employment Agreement with the Company (the “Employment Agreement”), which otherwise provided for a continuous two-year term until terminated by either Mr. Letzler or the Company with two years notice, terminated according to its terms effective on the date of separation.

Under the terms of the Employment Agreement, Mr. Letzler is entitled to certain payments and other benefits. He will be paid a prorated portion of the bonus for which he is eligible for 2005, at the rate the bonus is earned but not less than 50% of his 2005 salary. For a period of twenty-four months, he will be paid his final salary ($440,000 per year) and bonus at the rate of 50% of salary. Options held by Mr. Letzler to purchase 300,000 shares of the Company’s common stock will remain exercisable for three years (or, if earlier, until their normal expiration date). In addition, on the termination date, Mr. Letzler became entitled to receive 100,000 shares of Company common stock, as a result of previous awards under the Company’s Executive Incentive Plan of 30,000 shares of time lapse restricted stock and 70,000 performance shares becoming immediately vested and unrestricted.

The Employment Agreement further provides that Mr. Letzler is entitled to begin drawing benefits under the Company’s defined benefit retirement plans even though he has not attained retirement age under those plans, and that he and his spouse will be provided health care coverage until they reach age 65 at a cost to Mr. Letzler not exceeding that paid by active Company executives. The incremental cost to the Company of these benefits is not material.

All payments and benefits to Mr. Letzler under the Employment Agreement are subject to Mr. Letzler’s reasonable compliance with covenants contained in the Employment Agreement, including noncompetition and nondisclosure covenants.

The description of material terms of the Employment Agreement contained in this Current Report on Form 8-K is hereby qualified in its entirety by reference to the Employment Agreement, which is incorporated by reference as Exhibit 99.1 to this Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure in this Current Report on Form 8-K under Item 1.02, “Termination of a Material Definitive Agreement,” and the Company’s press release dated August 10, 2005 and attached to this Form 8-K as Exhibit 99.2, are each incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c) See exhibit index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSELL CORPORATION

August 15, 2005	By:	/s/ Floyd G. Hoffman
Floyd G. Hoffman
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Employment Agreement, effective November 20, 2002, between Russell Corporation and Jonathan R. Letzler (incorporated by reference to Exhibit (10l) to Russell Corporation’s Annual Report on Form 10-K for the fiscal year ended January 4 , 2003).

99.2	Press Release of Russell Corporation dated August 10, 2005.